SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 IMAGEMAX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 IMAGEMAX, INC.

                            1100 EAST HECTOR STREET
                                   SUITE 396
                             CONSHOHOCKEN, PA 19428

DEAR SHAREHOLDER:

     You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of ImageMax, Inc. (the "Company") to be held on Monday, June 15, 1998 at 9:00 a.m, local time, at The Philadelphia Marriott West Hotel, 111 Crawford Street, West Conshohocken, Pennsylvania.

     The proposals for the Annual Meeting relate to: (i) the election of three
(3) directors; and (ii) the ratification of the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 1998. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1997 accompanies this Proxy Statement.

     We look forward to seeing you at the Annual Meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                         Sincerely,


                                         /s/ Bruce M. Gillis
                                         --------------------------------------
                                         Bruce M. Gillis
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

                                 IMAGEMAX, INC.

                            1100 EAST HECTOR STREET
                                   SUITE 396
                             CONSHOHOCKEN, PA 19428

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 1998
                            ------------------------

To the Shareholders of
ImageMax, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of ImageMax, Inc. (the "Company") will be held at The Philadelphia Marriott West Hotel, 111 Crawford Street, West Conshohocken, Pennsylvania on Monday, June 15, 1998 at 9:00 a.m., local time, for the following purposes:

          1. To elect three directors for the ensuing year;

          2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998; and

          3. To transact any other business as may properly be brought before the Annual Meeting.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

     The Board of Directors has fixed the close of business on April 23, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     Your attention is directed to the accompanying Proxy Statement for information regarding each proposal to be made at the Annual Meeting. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is enclosed herewith.

     All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, all holders of shares of the Company's Common Stock are urged to complete and sign the enclosed proxy, and return it promptly to the Company. At any time prior to their being voted, proxies are revocable by delivering written notice to the Company in accordance with the instructions set forth in the Proxy Statement or by voting at the Annual Meeting in person.

SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors

                                          /s/ Andrew R. Bacas
                                          --------------------------------------
                                          Andrew R. Bacas
                                          Secretary

April 30, 1998
Conshohocken, Pennsylvania

                                 IMAGEMAX, INC.

                            1100 EAST HECTOR STREET
                                   SUITE 396
                             CONSHOHOCKEN, PA 19428

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 1998

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement (the "Proxy Statement") has been prepared and is being distributed in connection with the solicitation by the Board of Directors of ImageMax, Inc. (the "Company") of Proxies (the "Proxies") in the enclosed form for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Monday, June 15, 1998, at 9:00 a.m., local time, at The Philadelphia Marriott West Hotel, 111 Crawford Street, West Conshohocken, Pennsylvania, and any adjournment(s) or postponement(s) thereof.

                       VOTING AND REVOCABILITY OF PROXIES

     Shareholders of record as of the close of business on April 23, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 5,552,775 shares of common stock, no par value per share of the Company (the "Common Stock") were outstanding and entitled to one vote each. Execution of a Proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder submitting a Proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it or by filing a properly created proxy bearing a later date with the Secretary of the Company.

     Shares represented by properly executed Proxies for which no instructions are received will be voted for all the nominees identified below under "Proposal No. 1 -- Election of Class I Directors," and for the ratification of accountants identified below under "Proposal No. 2 -- Appointment of Accountants." The persons named as proxies are either officers or directors of the Company.

     The presence, in person or by Proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting, shall constitute a quorum for the purposes of consideration and action on such matter. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. The three nominees receiving the three highest numbers of votes cast at the Annual Meeting will be elected Class I Directors. For all other proposals, the affirmative vote of the holders of a majority of shares of Common Stock voted, in person or by Proxy, at the Annual Meeting is required. If any other matter should be presented at the Annual Meeting upon which it is proper to take a vote, shares represented by all Proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

     This Proxy Statement and the accompanying materials were first sent to the shareholders on or about April 30, 1998.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of April 22, 1998, certain information with regard to beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director, director nominee and Named Executive Officer individually, and (iii) all executive officers and directors of the Company as a group:

                                                    TOTAL NUMBER OF SHARES    PERCENTAGE OF CLASS
NAME AND ADDRESS OF                                    OF COMMON STOCK          OF COMMON STOCK
BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(1)
-------------------                                 ----------------------   ---------------------
William Blair & Company, L.L.C....................          382,802(2)                6.9%
  222 West Adams Street
  Chicago, IL 60606

Bruce M. Gillis...................................          295,448(3)                5.3%
  c/o ImageMax, Inc.
  1100 E. Hector Street
  Conshohocken, PA 19428

Gary D. Blackwelder...............................          283,333                   5.1%
  c/o ImageMax, Inc.
  3000 DeSoto Street
  P.O. Box 8033
  Monroe, LA 71211-8033

Andrew R. Bacas...................................          223,526(4)                4.0%
  c/o ImageMax, Inc.
  1100 E. Hector Street
  Conshohocken, PA 19428

Rex Lamb..........................................          207,188                   3.7%
  c/o ImageMax, Inc.
  5001 Rentworth Court
  Lincoln, NE 68516

Mitchell J. Taube.................................          199,904                   3.6%
  c/o ImageMax, Inc.
  5 Schuman Road
  Millwood, NY 10546

David C. Utz, Jr..................................          162,532                   2.9%
  c/o ImageMax, Inc.
  1040 Wabash Avenue
  Chesterton, IN 46304

John E. Semasko...................................          148,654                   2.7%
  c/o ImageMax, Inc.
  1790 West 11th Avenue
  Eugene, OR 97402

S. David Model....................................           60,288(4)                1.1%
  c/o ImageMax, Inc.
  1100 E. Hector Street
  Conshohocken, PA 19428

                                                    TOTAL NUMBER OF SHARES    PERCENTAGE OF CLASS
NAME AND ADDRESS OF                                    OF COMMON STOCK          OF COMMON STOCK
BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(1)
-------------------                                 ----------------------   ---------------------
James D. Brown....................................           49,145(4)                  *
  c/o ImageMax, Inc.
  1100 E. Hector Street
  Conshohocken, PA 19428

Dr. Steven N. Kaplan..............................           20,492(5)                  *
  c/o The University of Chicago
  Graduate School of Business
  1101 East 58th Street
  Chicago, IL 60637

Lennox K. Black...................................           17,000(5)                  *
  c/o Teleflex Incorporated
  630 West Germantown Pike
  Suite 461
  Plymouth Meeting, PA 19462

Lewis E. Hatch, Jr................................            7,000(5)                  *
  1008 Sea Palms West Drive
  St. Simon's Island, GA 31522

David C. Carney...................................            7,000(5)                  *
  c/o Jefferson Health System
  259 Radnor-Chester Road
  Suite 290
  Radnor, PA 19087

All Executive Officers and Directors as a Group
  (12 persons)....................................        1,224,715(6)               22.1%

------------------
* Less than 1% of the outstanding Common Stock.

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 5,552,775 shares of Common Stock outstanding as of April 22, 1998.

(2) Includes 319,340 shares over which William Blair & Company, L.L.C. has dispositive power only.

(3) Excludes 100,000 shares issuable upon the exercise of stock options granted on December 9, 1997 which are not exercisable within 60 days of April 22, 1998.

(4) Excludes 62,500 shares issuable upon the exercise of stock options granted on December 9, 1997 which are not exercisable within 60 days of April 22, 1998.

(5) Excludes 20,000 shares issuable upon exercise of stock options granted on December 31, 1997 which are not exercisable within 60 days of April 22, 1998.

(6) Excludes 417,500 shares issuable upon exercise of stock options granted which are not exercisable within 60 days of April 22, 1998.

                PROPOSAL NO. 1 -- ELECTION OF CLASS I DIRECTORS

     The Board of Directors is divided into three classes of directors with each director serving a three-year term. Each year, only one class of directors is subject to a shareholder vote. Three Class I directors will be elected each to a three-year term at the Annual Meeting. Class I members presently are: Bruce M. Gillis, David C. Utz, Jr., and David C. Carney; Class II members are Andrew R. Bacas, John E. Semasko and Lewis E. Hatch, Jr.; and Class III members are Rex Lamb, Steven N. Kaplan and Lennox K. Black. Members of Class II and Class III of the Board of Directors are not standing for election and their terms expire in 1999 and 2000, respectively.

     Bruce M. Gillis, Mitchell J. Taube and David C. Carney are the nominees for election to the Board of Directors at the Annual Meeting, each to serve until the annual meeting in 2001 and until his or her successor shall have been elected and qualified. The affirmative vote of a plurality of shares of the Common Stock present or represented at the Annual Meeting and entitled to vote is required for the election of the Class I nominees. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute.

     The following table sets forth the name, age and principal occupation of each director, including the nominees.

NAME                                   AGE      SINCE                 PRINCIPAL OCCUPATION
----                                   ---      -----                 --------------------
Bruce M. Gillis......................  41       1996       Chief Executive Officer and Chairman of
                                                           the Board of Directors(1)
Andrew R. Bacas......................  39       1996       Senior Vice President -- Corporate
                                                           Development, Secretary and Director
Mitchell J. Taube....................  41        N/A       Business Unit Manager and Director
                                                           Nominee(1)
Rex Lamb.............................  39       1997       Business Unit Manager and Director
John E. Semasko......................  52       1997       Business Unit Manager and Director(2)
David C. Utz, Jr.....................  42       1996       Business Unit Manager and Director
Lennox K. Black......................  67       1997       Director(3)
David C. Carney......................  60       1997       Director(1)(2)
Lewis E. Hatch, Jr...................  71       1997       Director(2)
Steven N. Kaplan.....................  37       1997       Director(3)

------------------
(1) Class I director nominee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     BRUCE M. GILLIS is a founder of the Company and has been the Company's Chief Executive Officer and Chairman of the Board of Directors since its inception in November 1996. Since September 1996, Mr. Gillis has been President of GBL Capital Corporation, a management company formed to develop the concept that ultimately became the Company. Mr. Gillis ceased day-to-day activity with GBL Capital Corporation when he became a full-time employee of the Company in August 1997. Since December 1994, Mr. Gillis has been President of Villanova Investment Corp. a strategy and investment management consulting company. From 1989 to 1994, Mr. Gillis served as a Senior Vice President of Cedar Point Partners LP, an equity investment firm engaged in management buyouts. During that period, he was actively involved in the management of Liebhardt Mills, Inc., a national bedding manufacturer, of which he was Vice President -- Finance. Mr. Gillis has served as a director of Liebhardt Mills, Inc. since 1989. From 1980 to 1983 and 1985 to 1988, Mr. Gillis served as a consultant with McKinsey & Co., Inc., a global strategy consulting firm. Mr. Gillis has an undergraduate degree in Economics from Yale University and an MBA from Stanford University.

     ANDREW R. BACAS is a founder of the Company and has been a director since its inception in November 1996. Mr. Bacas joined GBL Capital Corporation in May 1997 and has served as the Company's Senior Vice President -- Corporate Development since August 1997. From 1992 to May 1997, Mr. Bacas was an associate and later a Vice President -- Corporate Finance of Simmons & Company International, an investment bank to the international oil service and equipment industry. From 1991 to 1992, Mr. Bacas was a financial analyst for the Upstream Business Unit at Exxon Company, USA. From 1984 to 1991, Mr. Bacas was a Naval Flight Officer in the United States Navy. Mr. Bacas has an undergraduate degree in Engineering from Yale University and an MBA from the Wharton School of the University of Pennsylvania.

     MITCHELL J. TAUBE co-founded International Data Services in 1989 and served as its President from inception until its acquisition by the Company in December 1997. Since December 1997, Mr. Taube has managed the Company's Millwood, New York business unit. Mr. Taube is a Director of Briarcliff Manor Education Foundation and currently serves on the Service Company Executive Committee of the Association for Information and Image Management International. Mr. Taube has an undergraduate degree and an MBA from Hofstra University.

     REX LAMB became a director of the Company in December 1997. Mr. Lamb founded DocuTech, Inc., a document management services company, in 1991 and served as its President from inception until its acquisition by the Company in December 1997. Mr. Lamb co-founded DocuTech Data Systems, Inc., a provider of open-architecture document-scanning software products, in 1994 and served as its President since inception until its acquisition by the Company in December 1997. Since December 1997, Mr. Lamb has managed the Company's Lincoln, Nebraska business unit. Mr. Lamb has an undergraduate degree in Education from the University of Nebraska.

     JOHN E. SEMASKO became a director of the Company in December 1997. Mr. Semasko acquired Oregon Mico-Imaging, Inc., a document management services company, in 1975 and served as its President from its inception until its acquisition by the Company in December 1997. Since December 1997, Mr. Semasko has managed the Company's Oregon business units located in Eugene and Portland. Mr. Semasko has an undergraduate degree in Forestry from Rutgers University.

     LENNOX K. BLACK became a director of the Company in December 1997. Mr. Black has been the Chairman of Teleflex Incorporated, a diversified manufacturer of automotive, marine, industrial, aerospace and medical products, since 1982 and served as its Chief Executive Officer from 1982 to 1995. Mr. Black currently serves as a director of Quaker Chemical Corporation, Pep Boys and the Penn Virginia Corporation. Mr. Black has an undergraduate degree in Economics from McGill University.

     DAVID C. CARNEY became a director of the Company in December 1997. Mr. Carney has been an Executive Vice President of Jefferson Health System, a health care organization, since 1996. From 1991 to 1995, Mr. Carney served as the Chief Financial Officer of CoreStates Financial Corporation. From 1980 to 1991 he served as an area managing partner of Ernst & Young. Mr. Carney currently serves as a director of CMAC Investment Corporation, AAA Mid-Atlantic & Keystone Insurance Companies and the World Affairs Council. Mr. Carney has an undergraduate degree from Temple University and is a graduate of the Advanced Management Program at the Harvard Business School.

     LEWIS E. HATCH, JR. became a director of the Company in December 1997. Mr. Hatch is the retired former Chairman and Chief Operating Officer of Rusch International, an international medical device manufacturer. Mr. Hatch is a director of Teleflex Incorporated and Park-Ohio Industries, Inc. Mr. Hatch has an undergraduate degree from Ursinus College.

     STEVEN N. KAPLAN became a director of the Company in December 1997. Dr. Kaplan is the Leon Carroll Marshall Professor of Finance at the University of Chicago Graduate School of Business. Dr. Kaplan joined the faculty of the University of Chicago originally in 1988 as an Assistant Professor. Previously, Dr. Kaplan was an associate at Booz Allen Hamilton, Inc. and an analyst with Kidder

Peabody and Company. Dr. Kaplan holds an A.B. degree in Applied Mathematics, an A.M. and Ph.D. in Business Economics from Harvard University.

     During 1997, there were six meetings of the Board of Directors and no incumbent attended fewer than 75% of such meetings.

COMMITTEES OF THE BOARD

     The Board of Directors established its Compensation Committee and Audit Committee in 1998.

     The Compensation Committee of the Board of Directors, subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Compensation Committee is composed of two independent, nonemployee directors.

     The Audit Committee recommends outside accountants, reviews the results and scope of the annual audit, the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the Company's accounting systems and controls. The Audit Committee is composed of one employee director and two independent, nonemployee directors. Representatives of the Company's independent auditing firm Arthur Andersen LLP met with the Audit Committee on April 24, 1998 and reviewed their examination of the Company's financial statements for the year ended December 31, 1997.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for travel expenses incurred for each board and committee meeting attended in person. Pursuant to the Company's 1997 Incentive Plan, the nonemployee directors of the Company were each granted nonqualified stock options to purchase 20,000 shares of Common Stock at the initial public offering price of $12.00. The grants vest in equal installments over three years.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ENTIRE SLATE OF
                           NOMINEES IN PROPOSAL NO. 1

                  PROPOSAL NO. 2 -- APPOINTMENT OF ACCOUNTANTS

     Subject to shareholder ratification, the Board of Directors intends to appoint the firm of Arthur Andersen LLP, which served as the Company's independent auditors for the last fiscal year, as its independent auditors for the year ending December 31, 1998.

     One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, who will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                              "FOR" PROPOSAL NO. 2

                             EXECUTIVE COMPENSATION

     The Company incorporated in November 1996 and neither conducted operations nor paid any compensation in that year. The following Summary Compensation Table summarizes the compensation of the Chief Executive Officer and the three other executive officers of the Company for 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                  ------------------------------   ---------------------------------
                                                                           AWARDS            PAYOUTS
                                                                   -----------------------   -------
                                                                   RESTRICTED   SECURITIES    LTIP
NAME AND PRINCIPAL                                  OTHER ANNUAL     STOCK      UNDERLYING   PAYOUTS    ALL OTHER
POSITION               YEAR       SALARY    BONUS   COMPENSATION    AWARD(S)    OPTIONS(#)     ($)     COMPENSATION
------------------     ----       -------   -----   ------------   ----------   ----------   -------   ------------
Bruce M. Gillis......  1997(1)    $83,333    --          --            --        100,000       --           --
  Chairman and Chief
    Executive Officer

S. David Model.......  1997(2)    $56,250    --          --            --         62,500       --           --
  President and Chief
    Operating Officer

Andrew R. Bacas......  1997(1)    $54,167    --          --            --         62,500       --           --
  SVP -- Corporate
    Development

James D. Brown.......  1997(2)    $48,750    --          --            --         62,500       --           --
  SVP -- Chief
    Financial Officer

------------------
(1) For the period August 1, 1997 to December 31, 1997.

(2) For the period August 18, 1997 to December 31, 1997.

STOCK OPTION GRANTS

     Pursuant to the 1997 Incentive Plan, nonqualified stock options (options that are not incentive stock options) for 287,500 shares of Common Stock were granted to the Named Executive Officers of the Company. These grants vest in equal annual installments over three years, but become fully exercisable in the event of a change in control, as defined in the 1997 Incentive Plan. The table below shows option grants in 1997 to the Named Executive Officers of the Company.

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES
                           NUMBER OF     % OF TOTAL                                   OF STOCK PRICE
                           SECURITIES     OPTIONS                                 APPRECIATION FOR OPTION
                           UNDERLYING    GRANTED TO    EXERCISE                      TERM (5 YEARS)(1)
                            OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
          NAME              GRANTED     FISCAL YEAR    ($/SHARE)      DATE           5%            10%
          ----             ----------   ------------   ---------   ----------   ------------   ------------
Bruce M. Gillis..........   100,000        34.78%       $12.00     12/08/2002     $331,538       $732,612
  Chairman and Chief
     Executive Officer

S. David Model...........    62,500        21.74%        12.00     12/08/2002      207,211        457,883
  President and Chief
     Operating Officer

Andrew R. Bacas..........    62,500        21.74%        12.00     12/08/2002      207,211        457,883
  SVP -- Corporate
     Development

James D. Brown...........    62,500        21.74%        12.00     12/08/2002      207,211        457,883
  SVP -- Chief Financial
     Officer

------------------
(1) "Potential Realizable Value" of each grant is calculated assuming that the market price of the underlying security appreciates from the initial public offering price of $12.00 per share at annualized rates of 5% and 10% over the five-year term of the option. The result of these calculations are based on rates set forth by the Securities and Exchange Commission (the "SEC") and are not necessarily intended to forecast possible future appreciation of the price of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below shows option exercises by the Named Executive Officers in 1997 and year-end amounts of shares of Common Stock underlying outstanding options.

                                                               NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FY-END(#)      AT FY-END($)(1)
                              SHARES ACQUIRED      VALUE      ----------------------   --------------------
NAME                          ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                          ---------------   -----------   ----------------------   --------------------
Bruce M. Gillis.............        --              --               100,000                  $  --
  Chairman and Chief
     Executive Officer

S. David Model..............        --              --                62,500                     --
  President and Chief
     Operating Officer

Andrew R. Bacas.............        --              --                62,500                     --
  SVP -- Corporate
     Development

James D. Brown..............        --              --                62,500                     --
  SVP -- Chief Financial
     Officer

------------------
(1) Based on the closing price of $10 1/8 on the Nasdaq National Market on December 31, 1997.

     All of the options granted to the Named Executive Officers first become exercisable on December 9, 1998 and, therefore, are unexercisable at December 31, 1997. All options were granted at an exercise price equal to the Company's initial offering price of $12.00. Based on a closing price of $10 1/8 on the Nasdaq National Market on December 31, 1997, there is no value ascribed to the unexercisable options at that date.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with the Named Executive Officers in August 1997, the initial terms of which expire on December 31, 2000, except for Mr. Gillis' agreement which expires on December 31, 2002. Mr. Gillis serves as Chief Executive Officer at a base annual salary of $200,000. Mr. Model serves as President and Chief Operating Officer at a base annual salary of $150,000. Mr. Bacas serves as Senior Vice President -- Corporate Development at a base annual salary of $130,000. Mr. Brown serves as Senior Vice President -- Chief Financial Officer at a base annual salary of $130,000. The base annual salary of each of the officers is subject to increases periodically at the discretion of the Board of Directors, and each such officer may receive an annual bonus as determined by the Board of Directors. Each of the employment agreements provides for customary benefits including life, health and disability insurance, 401(k) plan participation and a car allowance. Each of the employment agreements further provides that if the employee is terminated without cause, he is entitled to severance pay of between six months' and one year's base salary and benefits. In the event the employee is terminated in connection with a change of control (as defined therein), he is entitled to receive 18 months' base salary and benefits.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Compensation Committee is composed of two independent, nonemployee directors.

EXECUTIVE COMPENSATION POLICIES AND PROGRAMS

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Common Stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this "pay for performance" system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation (primarily stock and/or stock options). Each component is evaluated in the context of competitive conditions. In determining competitive compensation levels, the Company considers information from several sources, including compensation for comparably sized companies and companies in a similar stage of development. Since the Company's market for executive talent extends beyond the document management industry, the Compensation Committee considers data for companies in other industries.

     Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other similarly situated companies for equivalent positions. The executive's actual salary, relative to this competitive framework, varies based on individual performance and the executive's skills, experience and background.

     Annual incentive bonus. Given the limited operating history of the Company in 1997, no incentive bonuses were awarded. For 1998, award levels, like the base salary levels, will be set with reference to competitive conditions and are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amounts paid will be determined by performance based on two factors: the Company's financial performance, measured against objectives established for net income, cash flow, productivity increases, revenue growth and shareholder returns; and the individual executive's performance against other specific management objectives, such as building operational systems and developing organizational capability. Financial and management objectives are given equal weight in determining bonus payments. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term equity-based incentive compensation. The long-term equity-based compensation program is tied directly to shareholder return. The executive is rewarded if the shareholders receive the benefit of appreciation in the price of the Common Stock. To date under the program, long-term incentive compensation consists of stock option grants, which vest over a three-year period. It is anticipated the Company will periodically grant new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards.

     The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company, and hence, the price of the Common Stock and the shareholders' return. This component of the compensation system (through extended vesting) also is designed to create an incentive for the individual to remain with the Company.

     Policy with respect to Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add Section 162(m).
Section 162(m) and the regulations thereunder place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by shareholders. The Company intends, to the extent practicable, to preserve the deductibility under the Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, compensation paid under the Company's 1997 Incentive Plan is generally deductible, although certain compensation paid to some executives may not be deductible.

ANNUAL REVIEWS

     It is anticipated that each year, the Compensation Committee will review the executive compensation policies with respect to the linkage between executive compensation and the creation of shareholder value, as well as the competitiveness of the programs. The Compensation Committee will determine what changes, if any, are appropriate in the compensation programs. In conducting these annual reviews, the Compensation Committee will consider information provided by the Company's Chief Executive Officer and may use surveys and reports prepared by independent compensation consultants. The Compensation Committee will also periodically review the levels of ownership in shares and share-equivalents of the Common Stock for executive officers to assure that they maintain ownership positions that properly motivate performance.

     The Compensation Committee will annually review, with the Company's Chief Executive Officer, the individual performance of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. Subject to the authorization of the Board of Directors, the Compensation Committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each executive officer. The Compensation Committee also reviews with the Chief Executive Officer, the financial and other objectives for the senior executives and other officers for the upcoming year.

     In 1997, awards to executive officers as a group reflected, on one hand, the limited operating history of the Company and, on the other, the need to attract and properly motivate appropriate executives in the initial stages of the Company's development.

CHIEF EXECUTIVE OFFICER

     Mr. Gillis currently serves as the Company's Chief Executive Officer and has served in such capacity since the Company's inception in November 1996. The Company and Mr. Gillis entered into an employment agreement in August, 1997, expiring on December 31, 2002, pursuant to which Mr. Gillis would receive a minimum annual base salary of $200,000 (subject to increases periodically at the discretion of the Board of Directors) and the grant of options, among other things. Prior to the Company's initial public offering and prior to the creation of the Compensation Committee, the Board of Directors granted Mr. Gillis 100,000 stock options which will vest ratably over a three year period. This grant was made to provide a stock-based incentive to Mr. Gillis for future performance. No other incentive compensation was awarded to Mr. Gillis.

Members of the Compensation Committee:

     Lennox K. Black, Chairman
     Steven N. Kaplan

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION OF THE COMPANY

     Since inception (November 1996) and prior to its initial public offering (December 4, 1997), the Company issued Common Stock and Series A Preferred Stock (1,154,259 shares of Common Stock on an as-converted basis) for an aggregate purchase price of approximately $1.8 million, including 727,340 shares of Common Stock (on an as-converted basis) issued to persons who are officers or directors of the Company as follows: Bruce M. Gillis, Chief Executive Officer and Chairman of the Board of Directors, purchased an aggregate of 295,448 shares (including 31,025 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $81,041; S. David Model, President and Chief Operating Officer, purchased an aggregate of 68,750 shares (including 26,442 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $225,000; James D. Brown, Senior Vice President -- Finance, Chief Financial Officer and Treasurer, purchased an aggregate of 33,846 shares (including 8,461 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $100,000; Andrew R. Bacas, Senior Vice President -- Corporate Development, Secretary and Director, purchased an aggregate of 223,526 shares (including 35,257 shares of Common Stock underlying Series A Preferred Stock) for an aggregate purchase price of $70,292; David C. Utz, Jr., a director, purchased an aggregate of 84,616 shares (including 42,308 shares of Common Stock underlying Series A Preferred Stock), for an aggregate purchase price of $25,000; and John E. Semasko, a director, purchased an aggregate of 21,154 shares of Common Stock underlying Series A Preferred Stock for an aggregate purchase price of $100,000. As members of the initial executive management group involved in founding and organizing the Company, Messrs. Gillis, Model, Brown and Bacas are promoters of the Company.

ACQUISITION TRANSACTIONS

     In connection with the acquisition of 14 document management services businesses (the "Founding Companies") simultaneously with the closing of its initial public offering, and as consideration for their interests in these companies, certain directors and a director-nominee of the Company received, directly or indirectly, cash and shares of Common Stock of the Company as follows: Mr. Utz -- $903,000 and 77,917 shares of Common Stock; Mr. Lamb -- $5,316,000 and 312,813 shares of Common Stock; Mr. Semasko -- $1,449,000 and 127,500 shares of Common Stock; and Mr. Taube -- $1,745,000 and 178,750 shares of Common Stock. Additionally, the Company repaid approximately $4,435,000 of indebtedness of the Founding Companies, of which approximately $2,559,000 directly or indirectly benefited Mr. Utz (who was previously either a direct obligor or a guarantor of such indebtedness).

COMMISSIONS; EQUITY OFFERING

     In December 1997, the Company paid approximately $2.6 million for underwriting discounts and commissions in connection with its initial public offering, a portion of which was paid to William Blair & Company, L.L.C. as a managing underwriter. In addition, certain persons associated with William Blair & Company, L.L.C. purchased an aggregate of 63,462 shares of the Company's Common Stock in connection with the Company's September 1997 private equity financing.

MANAGEMENT CONTRACT

     The Company entered into a management contract with GBL Capital Corporation ("GBL") in November 1996, whereby GBL managed the operations of the Company for an initial payment of $5,000 and a monthly fee ranging from $10,000 to $25,000 (aggregating $121,500 through July 31, 1997), plus expenses. The monthly fee payments under the management contract were terminated on July 31, 1997. Pursuant to the management contract, upon the completion of its initial public offering, the Company paid a fee of $500,000 to GBL. Messrs. Gillis and Bacas are both owners and controlling persons of GBL and are promoters of the Company.

FUTURE TRANSACTIONS

     The Company has adopted a policy that it will not enter into any material transaction in which a Company director or officer has a direct or indirect financial interest, unless the transaction is determined by the Company's Board of Directors to be fair as to the Company or is approved by a majority of the Company's disinterested directors or by the Company's shareholders, as provided for under Pennsylvania law.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of change of ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to it, the Company believes that, during the preceding year, the executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock then subject to Section 16(a) complied with all
Section 16(a) filing requirements.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder proposal intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Company at its office in Conshohocken, Pennsylvania on or before December 31, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting, other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed Proxy will vote the Proxy with respect thereto, in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

     The cost of preparing, assembling, mailing and soliciting the Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of Proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining Proxies from such owners.

     The Company will furnish without charge to any shareholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to James D. Brown, Senior Vice President -- Chief Financial Officer of ImageMax, Inc., 1100 East Hector Street, Suite 396, Conshohocken, PA 19428, telephone number (610) 832-2111.

     All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by Proxy in regard to the election of Class I directors to serve until the 2001 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, shareholders may vote in favor of the item or against the item or may abstain from voting. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, and the Proxy is returned properly executed, then the shares represented by the Proxy will be voted FOR the election of all Class I nominees, and FOR the proposal to ratify the appointment of the independent accountants.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                          IMAGEMAX, INC.

                                          /s/ Andrew R. Bacas
                                          ---------------------------------
                                          Andrew R. Bacas
                                          Secretary

                                 IMAGEMAX, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all previous proxies, hereby appoints Andrew R. Bacas and James D. Brown, or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Company to be held at 9:00 A.M., Eastern Daylight time, June 15, 1998 at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, and at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

                                               / / WITHHOLD AUTHORITY to vote for all nominees listed
/ / FOR all nominees listed below              below

Nominees:     For a three-year term expiring at the 2001 Annual Meeting of
              Shareholders:
              Bruce M. Gillis, David C. Carney and Mitchell J. Taube.
(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

--------------------------------------------------------------------------------
2. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:

        / / FOR                  / / AGAINST                  / / ABSTAIN

  (Please date and sign your Proxy on the reverse side and return it promptly)

    This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of all nominees for director listed on the reverse side hereof and "FOR" ratification of appointment of Arthur Andersen LLP as the Company's independent public accountants. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

    The undersigned hereby acknowledges receipt of the notice of Annual Meeting and Proxy Statement.

                                             Date: ______________________ , 1998

                                             ___________________________________
                                                  Signature of Shareholder

                                             ___________________________________
                                                  Signature of Shareholder

                                             NOTE: PLEASE SIGN THIS PROXY
                                             EXACTLY AS NAME(S) APPEAR ON YOUR
                                             STOCK CERTIFICATE. WHEN SIGNING AS
                                             ATTORNEY-IN-FACT, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE ADD YOUR TITLE AS SUCH, AND
                                             IF SIGNER IS A CORPORATION, PLEASE
                                             SIGN WITH FULL CORPORATE NAME BY A
                                             DULY AUTHORIZED OFFICER OR OFFICERS
                                             AND AFFIX THE CORPORATE SEAL. WHERE
                                             STOCK IS ISSUED IN THE NAME OF TWO
                                             (2) OR MORE PERSONS, ALL SUCH
                                             PERSONS SHOULD SIGN.